Exhibit 99.2
Holly Energy Partners, L.P. Earnings for 2Q 2006 Additional Sources of Organic Incremental EBITDA Current Annualized EBITDA Guidance Status of 2008 Holly Energy/ Holly Projects Holly Energy Partners, L.P. Earnings Conference Call July 27, 2006

Safe Harbor Disclosure Statements made during the course of this presentation that are not historical facts are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of Holly Corporation and/or Holly Energy Partners, L.P., and actual results may differ materially from those discussed during the presentation. Such risks and uncertainties include but are not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products in Holly's and Holly Energy Partners' markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to Holly and Holly Energy Partners, the effectiveness of Holly's and Holly Energy Partners' capital investments and marketing and acquisition strategies, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Additional information on risks and uncertainties that could affect the business prospects and performance of Holly and Holly Energy Partners is provided in the reports of Holly and Holly Energy Partners filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. Holly and Holly Energy Partners undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Second Quarter 2006 Earnings Net income for second quarter was $3.0 million or $0.17/unit On our first quarter '06 earnings conference call we announced expected shortfalls in second quarter revenues $1.4 million from Holly due to planned Navajo downtime $250,000 from Alon due to planned refinery downtime Minimum revenue shortfalls for Holly & Alon during the second quarter: Holly IPO assets $0.9mm Holly intermediate pipelines 1.1mm Alon assets 1.4mm $3.4mm Had these minimum revenues been reflected in income, earnings per unit would have been $0.38 Accruals of deferred revenue are eligible to be recaptured by shippers for four quarters following the accrual Amounts recaptured (i.e., for shipments exceeding minimums) are not billed to the shipper Amounts not recaptured are recorded as revenues in the 4th quarter after the accrual

Second Quarter 2006 Earnings Long-term contracts from Holly & Alon Pipeline & Terminals Agreements with HEP:

Additional Sources of Organic Incremental EBITDA Effective July 1, PPI adjustment for Holly assets 4.8% increase Effect on annual revenues $2.6 million Holly / HEP Tariff Renegotiation New tariff equalized for north & south shipments New tariff provides economics to HEP Approximate $6 million capital investment to expand Artesia/ El Paso line Renegotiated tariffs increase annual revenues by $1 million Navajo expansion In June, Navajo expanded from 75,000 bpd crude charge to 82,000 bpd Expansion will be ramped up between July & September Additional annual revenues to HEP estimated at $1.4 million at full utilization

Previous EBITDA Guidance At IPO (7/04) Alon (2/05) Imm P/L (7/05) Total: $62MM East 35 35 52 17 10 62

New EBITDA Guidance At IPO (7/04) Alon (2/05) Imm P/L (7/05) Tariff, PPI, New bbls Total: $67MM East 35 35 52 62 67 17 10 5

Earnings & Cash Flow Guidance - Full Year Basis EBITDA: $67 million (12-month 'run rate') Interest Expense (on total long-term debt of $185 million) 6.25% on $125 million Three months LIBOR plus 115.75 basis points on $60 million Commitment fee of 50 basis points on unused portion of $100 million credit facility, and Approx. $1 million of annual amortization of debt issuance and underwriting costs Depreciation & Amortization: Approx. $16 million Maintenance Capital Expenditures: Approx. $2 million

Status of 2008 Projects Holly & HEP continue to evaluate the 65-mile crude line into Salt Lake City Estimated cost is $55 million Expected completion date would be 2nd/3rd quarter '08 Final 'go/no go' decision expected by October '06 Holly & HEP continue to evaluate products pipeline from Salt Lake City to Las Vegas Open season ended June 30th Estimated cost is $150 million Expected completion date would be 2nd/3rd quarter '08 Final 'go /no go' decision expected by October '06 Holly refinery expansions (under consideration) Navajo expansion to 100,000 bpd Woods Cross expansion from 26,000 bpd to 30,000 bpd